UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2005

CAMINOSOFT CORP.
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hampshire Road, Suite 105
Westlake Village, California 91361
(Address of principal executive offices and Zip Code)

(805) 370-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL AGREEMENT

Pursuant to a Renewal and Modification Agreement dated as of October 28, 2005 (the “Agreement”) among BFS US Special Opportunities Trust PLC (“Lender”) and RENN Capital Group, on the one hand, and CaminoSoft Corp. (“CaminoSoft”) on the other hand, Lender agreed to extend the maturity date of that certain 6.00% Convertible Debenture dated November 27, 2002 in the aggregate principal amount of $1,750,000 to May 27, 2007. In consideration of such extension, CaminoSoft agreed to grant Lender a five-year warrant (the “Warrant”) to purchase 175,000 shares of CaminoSoft Common Stock (the “Warrant Shares”) at an exercise price of $1.14 per share (subject to adjustment). The Agreement was executed on November 10, 2005.

ITEM 3.02  UNREGISTERED SHARES OF EQUITY SECURITIES

On November 10, 2005, CaminoSoft issued to the Lender the Warrant. The Warrant was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. CaminoSoft is obligated to include the Warrant Shares in a subsequent registration statement.

(c)	Exhibits

	Exhibit No.	Title

	3.1	Warrant

	6.1	Renewal and Modification Agreement effective as of October 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMINOSOFT CORP.

Dated this 10th day of November, 2005.	By:	/s/ Stephen Crosson
Stephen Crosson
Chief Financial Officer and Chief Operating Officer

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